As filed with the Securities and Exchange Commission on August 31, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
Group 1 Automotive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0506313
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
950 Echo Lane
Suite 100
Houston, Texas 77024
(Address of principal executive offices, including zip code)
______________________
Group 1 Automotive, Inc.
1998 Employee Stock Purchase Plan
(Full title of the plan)
Jeffrey M. Cameron
Group 1 Automotive, Inc.
950 Echo Lane
Suite 100
Houston, Texas 77024
(Name and address of agent for service)
(713) 647-5700
(Telephone number, including area code, of agent for service)
Copies to:
Douglas E. McWilliams
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002
(713) 758-3613
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered(1)	per share	price	fee
Common Stock (par value $0.01 per share)	500,000 shares	$45.17(2)	$22,585,000	$2,417

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant’s common stock as reported on the New York Stock Exchange on August 30, 2006.

EXPLANATORY NOTE
     Group 1 Automotive, Inc. (the “Company”) has previously filed registration statements on Form S-8 (the “Prior Registration Statements”) relating to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan, (the “Plan”) with the following file numbers: File No. 333-42165; File No. 333-70043; File No. 333-75754; and File No. 106486. On May 25, 2006, the stockholders of the Company approved an amendment to the Plan that, among other things, increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) available under the Plan from 2,000,000 to 2,500,000. Accordingly, this registration statement is being filed to register the additional 500,000 shares of Common Stock. Pursuant to General Instruction E. to Form S-8, the contents of the Prior Registration Statements, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein and each of the documents filed as exhibits thereto, are incorporated by reference herein. In addition, all exhibits required by General Instruction E. to Form S-8 are filed as exhibits hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of August, 2006.

GROUP 1 AUTOMOTIVE, INC.
By:	/s/ Earl J. Hesterberg
Earl J. Hesterberg
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 31st day of August, 2006.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John L. Adams John L. Adams	Chairman of the Board

/s/ Robert E. Howard Robert E. Howard	Director

/s/ Louis E. Lataif Louis E. Lataif	Director

/s/ Stephen D. Quinn Stephen D. Quinn	Director

/s/ Terry Strange Terry Strange	Director

/s/ Max P. Watson Max P. Watson	Director

INDEX TO EXHIBITS

4.1	Sixth Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan

4.2	Seventh Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)